CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-214403 of Allstate Assurance Company Variable Life Separate Account ("the Account") on Form N-6 of our report dated March 30, 2018, relating to the financial statements of each of the individual sub-accounts which comprise the Account, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 13, 2018